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                                                                     EXHIBIT 2.2

                              CERTIFICATE OF MERGER
                                       OF
                          FOOTHILL INDEPENDENT BANCORP
                            A CALIFORNIA CORPORATION
                                       AND
                       FOOTHILL INDEPENDENT BANCORP, INC.
                             A DELAWARE CORPORATION


         It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

            (i) Foothill Independent Bancorp ("Foothill California"), which is incorporated under the laws of the State of California; and

            (ii) Foothill Independent Bancorp, Inc. ("Foothill Delaware"), which is incorporated under the laws of the State of Delaware.

         2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Foothill California in accordance with the laws of the State of its incorporation and by Foothill Delaware in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. Foothill Delaware shall be the surviving corporation.

         4. The Certificate of Incorporation of Foothill Delaware is to be amended and changed by reason of the merger herein certified by striking out
Article I thereof, relating to the name of said surviving corporation, and by substituting in lieu thereof the following Article I:

                                "ARTICLE I - NAME

         The name of this Corporation is Foothill Independent Bancorp" and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.


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         5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                               510 S. Grand Avenue
                           Glendora, California 91741

         6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of Foothill California consists of Twelve Million Five Hundred Thousand (12,500,000) shares of Common Stock without par value.


Dated:  July 17, 2000.

                                             FOOTHILL INDEPENDENT BANCORP,
                                             A California corporation


                                             By:  /s/ George E. Langley
                                                  ------------------------------
                                             Its: President and Chief Executive
                                                  Officer


                                             FOOTHILL INDEPENDENT BANCORP, INC.,
                                             A Delaware corporation


                                             By:  /s/ George E. Langley
                                                  ------------------------------
                                             Its: President and Chief Executive
                                                  Officer


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